             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
              event reported): December 4, 2001



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota            001-10898            41-0518860
------------------- --------------------  ---------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



     385 Washington St., St. Paul, MN              55102
  -----------------------------------             -------
(Address of principal executive offices)         (Zip Code)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
       (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events and Regulation FD Disclosure
           -----------------------------------------

     The following information was derived primarily from press releases and other public disclosures by The St. Paul
Companies, Inc. (hereinafter referred to as "The St. Paul" or the "company") on December 4 and December 12, 2001:


     On December 4, 2001, The St. Paul announced that its aggregate limits of insurance exposure, net of reinsurance, on an after-tax basis related to the Enron Corporation is approximately $85 million. In addition, the company also reported that it holds approximately $23 million aggregate principal amount of Enron Corporation senior unsecured debt.


     On December 12, 2001, The St. Paul announced a series of actions intended to improve profitability. The company will:

  -    Exit its medical malpractice business;

  -    Exit certain reinsurance lines;

  - Exit countries where the company is not likely to achieve competitive scale;

  - Reduce corporate overhead expenses, including staff reductions.

     The company expects to record a fourth-quarter 2001
pretax provision estimated to total approximately $900 million. This includes a $600 million increase in medical malpractice reserves for both current as well as prior years' development, $75 million of increased reserves for other insurance lines, a $75 million reserve increase associated with the Sept. 11, 2001 terrorist attack, a $75 million write-down of goodwill related to the exited businesses, and a restructuring charge of approximately $75 million related principally to severance.


Global Healthcare
-----------------

     The St. Paul indicated that it will exit the medical malpractice business on a global basis through non-renewal upon policy expirations, in accordance with regulatory requirements. The traditional property-casualty operations of the company's Global Healthcare segment - property, workers' compensation and commercial auto insurance for healthcare professionals and facilities - will continue to be underwritten by the company's standard commercial underwriting operation.

     The company expects to take a restructuring charge of approximately $20 million in the fourth quarter of 2001 associated with its actions in Global Healthcare.

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Reinsurance
-----------

     The St. Paul's reinsurance operation will narrow its product offerings and geographic presence. The reinsurance operation will focus on several core areas, including property catastrophe reinsurance, excess-of-loss casualty reinsurance, marine and traditional finite reinsurance, and significantly rationalize its reinsurance branch office structure.

     The unit will no longer underwrite aviation reinsurance, bond and credit reinsurance or offer financial risk and capital markets reinsurance products, and it will substantially reduce the North American business it underwrites in London.

     The actions to reposition the reinsurance segment are expected to result in a restructuring charge of approximately $25 million in the fourth quarter of 2001.

The St. Paul at Lloyd's
-----------------------

     The St. Paul at Lloyd's will exit most of its casualty insurance and reinsurance business, U.S. surplus lines and certain non-marine reinsurance lines. This operation will continue to underwrite aviation, marine, financial and professional services, property, kidnap and ransom, accident and health, creditor and other personal specialty products.

International
-------------

     St. Paul International will exit its medical malpractice business and will continue to exit other unprofitable lines. International offices in Canada, the United Kingdom and Ireland will continue to underwrite specialty commercial property-liability products. The St.
Paul will also continue to underwrite surety business in Mexico through its subsidiary, Afianzadora Insurgentes, the largest surety bond underwriter in Mexico.

     The company believes that many of the other
International offices are unlikely to achieve competitive scale. Consequently, the company will work with regulators in the affected countries to develop appropriate exit strategies.

     The company expects to take a fourth-quarter 2001 restructuring charge of approximately $20 million in connection with these actions.


Pro Forma Impact on Net Written Premiums and Underwriting
Losses for the Nine Months Ended Sept. 30, 2001
---------------------------------------------------------

     The St. Paul reported consolidated net written premiums of $5.68 billion and consolidated GAAP underwriting losses of $404.6 million (both excluding the impact of the Sept. 11, 2001 terrorist attack) for the nine months ended Sept. 30, 2001. On a pro forma basis, assuming the business exits described herein had occurred on Jan. 1, 2001, the company currently estimates that consolidated net written premiums for the nine months ended Sept. 30, 2001 would have totaled approximately $4.5 billion, and consolidated GAAP underwriting losses would have totaled approximately $58.8 million (both excluding the impact of the Sept. 11, 2001 terrorist attack).

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Expense Reductions
------------------

     The St. Paul plans to reduce its run-rate of annual expenses by $50 million through staff reductions and tightened expense controls. These expenses reflect corporate overhead absorbed by businesses the company intends to exit. The St. Paul expects to incur a fourth-quarter 2001 restructuring charge of $10 million for these actions.



     Certain statements made by the company in this release may constitute forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: our ability to successfully implement the initiatives discussed above, including risks relating to our ability to achieve expense reductions; competitive considerations, including the ability to implement price increases; the frequency and severity of catastrophic events; changes in the demand for, pricing of, or supply of reinsurance or insurance; increased competitive pressure; the loss of significant customers; worse than anticipated loss developments from business written in prior years; losses due to foreign currency exchange rate fluctuations; the potential impact of Federal solutions to make available insurance coverage for acts of terrorism; general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets; judicial decisions and rulings; changes in domestic and foreign laws, regulations and taxes; effects of acquisitions and divestitures; and various other factors. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By: Bruce A. Backberg
                                  -----------------
                                  Bruce A. Backberg
                                   Senior Vice President



Date: December 19, 2001